Exhibit 10.2

PROMISSORY NOTE

October 1, 2015

FOR VALUE RECEIVED, GFI Group Inc. (the “Maker”) hereby promises to pay to the order of BGC Partners, Inc. (the “Holder”), having an address at 499 Park Avenue, New York, NY 10022, or its successors or assigns, the principal sum of US$75,000,000, payable on demand (such payment date, the “Payment Date”), together with interest on the unpaid principal balance of this Note at a rate for each Rate Period (as defined below) equal to the Applicable Rate (as defined below) for such Rate Period (computed on the basis of the actual number of days elapsed in a 360-day year), payable quarterly in arrears in immediately available funds beginning on December 31, 2015 and on the last day of each quarter thereafter and on the Payment Date.  All principal and accrued but unpaid interest shall be paid to the Holder on such date as Holder may demand upon not less than three (3) business days notice.  All payments shall be made in immediately available funds.

For the purposes hereof, the following terms shall have the following meanings:

“Applicable Rate” shall mean Three Month LIBOR plus 200 basis points (2.0%). The Applicable Rate for each Rate Period after the Initial Rate Period shall be determined by the Holder in accordance herewith, and the Holder shall advise the Maker of such determination.

“Initial Rate Period” shall mean October 1, 2015 to December 31, 2015.

“Rate Period” shall mean the Initial Rate Period and thereafter, each of the applicable calendar periods based on the Applicable Rate determined by the Holder in accordance herewith, which Holder shall advise to Maker.

“Reset Date” shall mean the first day of each Rate Period subsequent to the Initial Rate Period.

“Three Month LIBOR” shall mean, with respect to any Rate Period, the rate for deposits in U.S. dollars having a term of three months, commencing on the Reset Date for such Rate Period, which appears on Bloomberg at approximately 11:00 a.m., London time, on the day that is two London banking days preceding such Reset Date.  If such rate does not appear on Bloomberg, the rate will be the rate at which deposits in U.S. dollars are offered by JPMorgan Chase in the London interbank market at approximately 11:00 a.m., London time, on the day that is two London banking days preceding such Reset Date to prime banks in the London interbank market for a period of three months commencing from such Reset Date and in an amount approximately equivalent to the principal amount hereof.

This Note shall immediately become due and payable, without notice or demand, upon the occurrence of one or more of the following events: (i) filing by or against Maker of any petition under applicable bankruptcy, insolvency or similar laws; (iii) application for, or appointment of, a receiver of Maker’s property; (iii) appointment of a committee of Maker’s creditors; (iv) offering by Maker of a composition or extension to creditors; (v) making of an assignment for benefit of creditors; (v) default in payment or performance of this Note or of any of the obligations of this Note or of any other material obligation of Maker.

The Holder is hereby authorized (but shall not be required) to record all loans and advances made by it to the Maker (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

This Note may be prepaid in whole or in part at any time and from time to time without penalty or premium.

None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed by the Holder expressly referring to this Note and setting forth the provision so excluded, modified or amended.

The Holder shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Note to any credit-worthy entity, including an affiliate of the Holder.

The Maker hereby waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

This Note shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and performed entirely in such State, without regard to conflict of laws principles thereof, and shall be binding upon the successors and assigns of the Maker and shall inure to the benefit of the successors and assigns of the Holder.

MAKER:			HOLDER:

GFI GROUP INC.			BGC PARTNERS, INC.

By:	/s/ James A. Peers	By:	/a/ A. Graham Sadler
Name:	James A. Peers		Name: A. Graham Sadler
Title:	CFO		Title: CFO

[Signature page to intercompany note, dated as of October 1, 2015, by GFI Group Inc. in favor of BGC Partners, Inc. for $75,000,000]